UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2015

Commission file number: 000-27791

Apolo Gold & Energy Inc.
(Exact name of registrant in its charter)

Nevada	98-0412805
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9th floor, Kam Chung Commercial Bldg,
19-21 Hennessy Road, Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3111 7718

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Termination of a Material Definitive Agreement.

On December 11, 2013, Apolo Gold & Energy Inc. (“Apolo” or the “Company”) (OTCQB:APLL), a Nevada Corporation, disclosed in a Form 8-K, that it had acquired three gold exploration claims located in China’s Xinjiang Province (See Form 8-K filed December 11, 2013). The claims were acquired from Yinfu Gold Corporation (“Yinfu”) for their 70% interest in the claims. Six million restricted shares were issued to Element Resources International Ltd., for this acquisition. Element Resources International Ltd. is a wholly owned subsidiary of Yinfu Gold Corporation.

As of January 19, 2015, Apolo Gold & Energy Inc. has reached agreement with Yinfu Gold Corporation to cancel this acquisition and return all rights to the three gold exploration claims to Yinfu. The cancellation was by mutual consent between the companies and no penalties have been exacted. The six million shares issued to Yinfu Gold Corporation via its subsidiary Element Resources International Ltd., for the interest in the three claims will be returned for cancellation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.4	Sale Agreement between Apolo Gold & Energy Inc. and Yinfu Gold Corp. dated December 11, 2013 (*1)

(*1) Incorporated by reference. Filed pursuant to Form 8-K filed December 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.

/s/ Kelvin Chak
January 21, 2015	Kelvin Chak, President, CEO, Director